UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2005

TIME AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-10320	13-3465289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8840 East Chaparral Road, Suite 100
Scottsdale, Arizona 85250

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (480) 296-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On June 23, 2005, Time America, Inc., a Nevada corporation (the “Company”) entered into a Security Agreement (the “Agreement”) with Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”). Under the terms of the Agreement, the Company may borrow from time to time revolving loans up to $1,500,000 subject to a borrowing base calculation based on the Company’s eligible accounts receivable.  Borrowings under the facility accrue interest at the prime rate payable monthly.  In addition, the principal amount of all outstanding loans together with any accrued and unpaid interest is due as of June 23, 2008.

Pursuant to the terms of the Agreement, the Company’s obligations are secured by a lien on all of the Company’s assets.  Moreover, Laurus shall have the right at any time until the maturity date, or during an event of default, to convert all or any portion of the outstanding principal amount into fully paid restricted shares of the Company’s common stock at a fixed conversion price of $0.65.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the contracts, a copy of which will be filed as an Exhibit to the Company’s next filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME AMERICA, INC.

Date: June 29, 2005	By:	/s/ Craig J. Smith

Name:Craig J. Smith

Title: Chief Financial Officer